As filed with the Securities and Exchange Commission on June 24, 2002
Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT
under the Securities Act of 1933
OCCAM NETWORKS, INC.
(Exact name of registrant as specified in its charter)
Delaware	77-0442752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number )
77 Robin Hill Road Santa Barbara, CA 93117
(Address of principal executive offices)
2000 STOCK INCENTIVE PLAN 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Lee Hilbert Vice President, Finance Occam Networks , Inc. 77 Robin Hill Road Santa Barbara, CA 93117
(Name and address of agent for service)
(805) 692-2900
(Telephone number, including area code, of agent for service)
Copy to:
Thomas C. DeFilipps Robert F. Kornegay Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock to be issued under the 2000 Stock Incentive Plan, $0.001 par value	2,532,142	$0.22	$557,071.24	$52

Common Stock to be issued under the 2000 Employee Stock Purchase Plan, $0.001 par value	506,428	$0.22	$111,414.16	$10

Aggregate Registration Fee	3,038,570		$668,485.40	$62

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the registrant’s 2000 Stock Incentive Plan or 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) and Rule457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Common Stock as reported on the Nasdaq National Market on June 17, 2002 which was $0.22 per share.

This Registration Statement on Form S-8 registers the offer and sale of an additional 3,038,570 shares of Common Stock of Occam Networks, Inc. (“Occam”), formerly known as Accelerated Networks, Inc., for issuance under the 2000 Stock Incentive Plan and the 2000 Employee Stock Purchase Plan (collectively, the “Plans”). The contents of the prior Registration Statements relating to the Plans, File No. 333-39928 and File No. 333-55520, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents, which were filed by Occam with the Securities and Exchange Commission (the “Commission”), and any future filings made by Occam with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 1, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the Commission on May 10, 2002;

•	Current Report on Form 8-K, as filed with the Commission on May 24, 2002; and

•
The description of Occam’s common stock contained in its Registration Statement on Form 8-A, as filed with the Commission on June 1, 2000 and any amendment or report filed with the Commission for the purpose of updating such description.

Item	8. Exhibits

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Registrant

23.2	Consent of Ernst & Young, LLP, Independent Auditors, with respect to Occam Networks (California) Inc., a California corporation

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (See page II-3 of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on June 24, 2002.

OCCAM NETWORKS, INC.

By:	/s/ Lee Hilbert
Lee Hilbert, Vice President, Finance and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Howard-Anderson and Lee Hilbert, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S–8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Howard-Anderson Robert Howard-Anderson	Chief Executive Officer and Director (Principal Executive Officer)	June 24, 2002

/s/ Lee Hilbert Lee Hilbert	Vice President, Finance (Principal Financial and Accounting Officer)	June 24, 2002

/s/ Robert B. Abbott Robert B. Abbott	Director	June 24, 2002

/s/ Mark A. Floyd Mark A. Floyd	Director	June 24, 2002

/s/ Steven M. Krausz Steven M. Krausz	Director	June 24, 2002

/s/ Thomas C. McConnell Thomas C. McConnell	Director	June 24, 2002

/s/ Lip-Bu Tan Lip-Bu Tan	Director	June 24, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants, with respect to Registrant

23.2	Consent of Ernst & Young, LLP, Independent Auditors, with respect to Occam Networks (California), Inc., a California corporation

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (See page II-3 of this registration statement)